UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 27, 2008
Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240

(Address of Principal Executive Offices)	(Zip Code)
(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 27, 2008, Michael J. FitzGerald, Executive Vice President - Exploration and Production of Toreador Resources Corporation (“Toreador”), resigned his employment. Toreador and Mr. FitzGerald entered into a Separation Agreement and Release dated June 27, 2008 (the “FitzGerald Separation Agreement”). Effective as of June 27, 2008, Mr. FitzGerald’s employment agreement dated March 12, 2008 was terminated.
     On June 27, 2008, Edward Ramirez, Senior Vice President - Exploration and Production of Toreador, resigned to pursue other interests. Toreador and Mr. Ramirez entered into a Separation Agreement and Release dated June 27, 2008 (the “Ramirez Separation Agreement”). Effective as of June 27, 2008, Mr. Ramirez’s employment agreement dated March 12, 2008 was terminated.
     Pursuant to the FitzGerald Separation Agreement, Mr. FitzGerald will be paid his currently monthly salary for twelve months and have 5,000 shares of restricted stock vested. In addition, the FitzGerald Separation Agreement provides that Mr. FitzGerald is subject to certain confidentiality obligations. Mr. FitzGerald waived and released Toreador and its affiliates from any and all claims of any kind whatsoever.
     Pursuant to the Ramirez Separation Agreement, Mr. Ramirez will be paid his current monthly salary for twelve months and have 7,000 shares of restricted stock vested. In addition, the Ramirez Separation Agreement provides that Mr. Ramirez is subject to certain confidentiality obligations. Mr. Ramirez waived and released Toreador and its affiliates from any and all claims of any kind whatsoever.

Item 9.01.	Financial Statements and Exhibits.
     (d)     Exhibits

10.1	Separation Agreement and Release dated June 27, 2008 by and between Toreador Resources Corporation and Michael J. FitzGerald.

10.2	Separation Agreement and Release dated June 27, 2008 by and between Toreador Resources Corporation and Edward Ramirez.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
Date: June 30, 2008	By:	/s/ Nigel J. Lovett
Nigel J. Lovett, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release dated June 27, 2008 by and between Toreador Resources Corporation and Michael J. FitzGerald.
10.2	Separation Agreement and Release dated June 27, 2008 by and between Toreador Resources Corporation and Edward Ramirez.